Exhibit 99.6

EXECUTION VERSION

PLEDGE AGREEMENT

dated and effective as of

June 7, 2019

between

MYT PARENT CO.,
as the Pledgor,

MYT HOLDING CO.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
 as 8.000% Third Lien Notes Trustee

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as 8.750% Third Lien Notes Trustee

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
 as Collateral Agent

i

TABLE OF CONTENTS

(Continued)

Page
Schedules

Schedule I	Description of Pledged Stock

ii

This PLEDGE AGREEMENT, dated and effective as of June 7, 2019, is between MYT PARENT CO., a Delaware corporation (together with its successors and permitted assigns, the “Pledgor”), MYT HOLDING CO., a Delaware corporation, a direct Wholly Owned Subsidiary of the Pledgor (together with its successors and permitted assigns, “MYT Holdco”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee under the 8.000% Indenture (as defined below) (together with its successors and permitted assigns in such capacity, the “8.000% Third Lien Notes Trustee”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee under the 8.750% Indenture (as defined below) (together with its successors and permitted assigns in such capacity, the “8.750% Third Lien Notes Trustee”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H

WHEREAS, reference is made to (a) the Indenture, dated as of the date hereof (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “8.000% Indenture”), among Neiman Marcus Group LTD LLC, a Delaware limited liability company (the “Issuer”), The Neiman Marcus Group LLC, a Delaware limited liability company (the “LLC Co-Issuer”), Mariposa Borrower, Inc., a Delaware corporation (the “Corporate Co-Issuer”), The NMG Subsidiary LLC, a Delaware limited liability company (the “New Co-Issuer Subsidiary” and, together with Corporate Co-Issuer and the LLC Co-Issuer, the “Co-Issuers” and, together with the Issuer, the “Issuers”), the guarantors party thereto from time to time, the 8.000% Third Lien Notes Trustee and the Collateral Agent, governing the 8.000% Third Lien Senior Secured Notes due 2024 of the Issuers (the “8.000% Third Lien Notes”) and (b) the Indenture, dated as of the date hereof (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “8.750% Indenture” and together with the 8.000% Indenture, the “Indentures”), among the Issuers, the guarantors party thereto from time to time, the 8.750% Third Lien Notes Trustee and the Collateral Agent, governing the 8.750% Third Lien Senior Secured Notes due 2024 of the Issuers (the “8.750% Third Lien Notes”); and

WHEREAS, the Pledgor is the legal and beneficial owner of the Pledged Collateral (as hereinafter defined) and will derive substantial benefits from the issuance and sale of such Notes pursuant to the respective Indentures.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Indenture.

(a)        Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Indentures.  All terms referred to herein that are defined in the UCC (as defined herein) and not defined in this

Agreement or the Indenture have the meanings specified in Article 9 of the UCC. The term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b)        The rules of construction specified in Section 1.3 of each of the Indentures also apply to this Agreement.

SECTION 1.02.    Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“8.000% Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“8.000% Third Lien Notes” has the meaning assigned to such term in the recitals of this Agreement.

“8.000% Third Lien Notes Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“8.750% Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“8.750% Third Lien Notes” has the meaning assigned to such term in the recitals of this Agreement.

“8.750% Third Lien Notes Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” means this Pledge Agreement, as may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Common Stock” means the shares of common stock of MYT Holdco, par value $0.001 per share.

“Company Parties” means, collectively, Neiman Marcus Group, Inc. and each of its Subsidiaries that has executed and delivered the Transaction Support Agreement.

“Default Return” means additional dividends of 2.00% per annum payable in accordance with the Certificate of Designation governing the Series A Preferred Stock upon the occurrence and continuance of a Trigger Event (as defined therein).

“Event of Default” means an “Event of Default” under and as defined in each Indenture.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“GCA” means the Guarantee and Collateral Agreement, dated as of the date hereof, between the Pledgor and Ankura Trust Company, LLC and with respect to the Second Lien Notes.

“German GAAP” means generally accepted accounting principles as in effect from time to time in the Federal Republic of Germany.

“Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“Independent Third Party” means a person or entity other than (i) any member of the Company Parties, (ii) any of the Sponsors, (iii) an affiliate of any member of the Company Parties or any of the Sponsors or (iv) another Person or entity in which the Company Parties and/or any of the Sponsors and/or their respective affiliates owns at least 10% of the outstanding Equity Interests of such Person or entity (measured by voting power, economic value or number).

“Intercreditor Agreement” means any intercreditor agreement (upon and during the effectiveness thereof) entered into in compliance with each Indenture and the Notes Documents.

“Limited Guarantee” means the limited guarantee of the Second Lien Notes Obligations by each MYT Guarantor Entity on a senior basis.

“MYT Account” has the meaning set forth in the GCA.

“MYT Alternate Security” has the meaning set forth in the GCA.

“MYT Asset Sale” means any direct or indirect sale, disposition, monetization or other transfer of any assets or property of the MYT Entities (whether directly or indirectly or synthetically, including through derivative transactions) to an Independent Third Party.  Notwithstanding the preceding, none of the following items will be deemed to be an MYT Asset Sale:

(1)           a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade  Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the MYT Entities (including allowing any registrations or any applications for registration of any intellectual property to lapse or become abandoned);

(2)           dispositions of assets or property with an aggregate Fair Market Value in any calendar year of less than $5.0 million;

(3)           any transfer or disposition of property or assets or issuance or sale of Equity Interests by a Subsidiary of the MYT Holdco to the MYT Holdco or by the MYT Holdco or a Subsidiary of the MYT Holdco to another Subsidiary of MYT Holdco;

(4)           the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business, liquidation of inventory in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;

(5)           the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(6)           the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the MYT Entities, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes; and

(7)           dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events.

“MYT Deposit Event” means (i) the irrevocable deposit of net cash proceeds of MYT Secondary Sales or distributions in the MYT Account in an aggregate amount that is not less than (x) $200.0 million less (y) the aggregate amount of Qualified LCs that have been provided and (ii) the provision of such Qualified LCs.

“MYT Entities” means, collectively, (i) Mariposa Luxembourg I S.à r.l. (Luxembourg), (ii) Mariposa Luxembourg II S.à r.l. (Luxembourg), (iii) NMG Germany GmbH, (iv) mytheresa.com GmbH (Germany), (v) mytheresa.com Service GmbH (Germany), (vi) Theresa Warenvertrieb GmbH (Germany), (vii) once formed, MYT Netherlands Parent B.V. (Netherlands) and (viii) the Subsidiaries of any of the foregoing described in clauses (i) through (vii).

“MYT Group” means MYT Holdco and its Subsidiaries, including the MYT Operating Entities.

“MYT Holdco” has the meaning assigned thereto in the preamble to this Agreement.

“MYT Operating Entities” means NMG Germany GmbH (or any successor parent operating entity of MYT Holdco) and its operating Subsidiaries, including mytheresa.com GmbH, mytheresa.com Service GmbH and Theresa Warenvertrieb GmbH.

“MYT RCF Revenue Cap” means, as of any time, 12.5% of the consolidated revenues as reported in the monthly financial reports of the MYT Operating Entities during the immediately preceding twelve months for which such monthly financial reports are available.

“MYT Secondary Sale” means (i) the sale, disposition, monetization or other transfer (whether directly, indirectly or synthetically, including through derivative transactions or by means of a transaction involving Pledgor or any other entity that directly or indirectly owns equity interests in MYT Holdco) of equity interests of MYT Holdco by Neiman Marcus Group, Inc. or its subsidiaries to any Independent Third Party, other than a primary sale of equity interests for cash whose net cash proceeds are contributed to or retained by the MYT Entities or (ii) any MYT Asset Sale other than a Qualified MYT Asset Sale.

“NM Group” means Neiman Marcus Group LTD LLC, a Delaware limited liability company.

“Notes” means, collectively, (x) the 8.000% Third Lien Notes and (y) the 8.750% Third Lien Notes.

“Obligations” means the “Note Obligations” as defined in the Indenture.

“Pledgor” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Projected Purchase Order” means an advance order (which may not be made more than nine months in advance of the earlier of (x) the date of delivery and (y) the date of payment) for inventory made in the ordinary course of business of the MYT Operating Entities.

“Projected RCF Amount” means an amount equal to the MYT RCF Revenue Cap, calculated as of the date of any Projected Purchase Order.

“Qualified LC” has the meaning set forth in the GCA.

“Qualified MYT Asset Sale” means any MYT Asset Sale made for fair market value and for not less than 75% cash, the net cash proceeds of which are reinvested within 180 days after receipt thereof by the MYT Entities in non-current assets (or an operating business that is similar to the business of the MYT Entities) held by the MYT Entities; provided that (i) any MYT Asset Sale or series of related MYT Asset Sales for more than $100.0 million in consideration may not be deemed to be a Qualified MYT Asset Sale, and (ii) non-current assets (or an operating business that is similar to the business of the MYT Entities) received by the MYT Entities from an Independent Third Party as consideration for a MYT Asset Sale shall be deemed to be cash for purposes of this definition.

“Requirement of Law” means, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Secured Parties” means the “Secured Parties” as defined in the Indenture.

“Series A Certificate of Designation” the certificate of designation governing the Series A Preferred Stock.

“Series B Certificate of Designation” the certificate of designation governing the Series B Preferred Stock.

“Series A Preferred Stock” means any shares of Cumulative Series A Preferred Stock, $0.001 par value per share, of MYT Holdco.

“Series B Preferred Stock” means any shares of Cumulative Series B Preferred Stock, $0.001 par value per share, of MYT Holdco.

“Sponsors” means, any of Ares Corporate Opportunities Fund III, L.P., Ares Corporate Opportunities Fund IV, L.P., the Canada Pension Plan Investment Board and any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, but not including any portfolio company of any of the foregoing.

“Termination Date” has the meaning given to such term in Section 3.03.

“Trustees” means the 8.000% Third Lien Notes Trustee and the 8.750% Third Lien Notes Trustee.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

ARTICLE II

Pledge of Equity Interests

SECTION 2.01.    Pledge.  As security for the payment or performance, as the case may be, in full of the Obligations, the Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of the Pledgor’ right, title and interest in, to and under:

(a)        50.0% of the Common Stock directly owned by the Pledgor now or at any time hereafter acquired by the Grantor, which as of the date hereof shall consist of the Common Stock listed on Schedule I and any certificates representing such Common Stock (collectively, the “Pledged Stock”);

(b)        subject to Section 2.08, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Stock;

(c)        subject to Section 2.08, all rights and privileges of the Pledgor with respect to the Pledged Stock and other property referred to in clause (b) above; and

(d)        all Proceeds of any of the foregoing (the items referred to in clauses (a) through this clause (d) being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth and in each case subject to the Indenture.

SECTION 2.02.    Delivery of Pledged Collateral.

(a)        The Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent for the benefit of the Secured Parties, any and all Pledged Securities.

(b)        Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraph (a) of this Section 2.02 shall be accompanied by stock powers, duly executed in blank or other instruments of transfer to the Collateral Agent and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the Pledgor. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Collateral. Each schedule so delivered shall be deemed to supplement any prior schedules so delivered.

(c)        Notwithstanding anything to the contrary in any Notes Document, the Pledgor will not be required (nor, for the avoidance of doubt, will MYT Holdco or the Collateral Agent be required):

(i)            to take, or cause to be taken, any actions to perfect the Security Interest by any means other than (to the extent reasonably applicable) (A) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent filing office) of the relevant State(s) of the respective jurisdictions of organization of Pledgor; (B) delivery of Collateral consisting of certificated Common Stock included in the Collateral or (C) as provided in Section 2.07; or

(ii)           take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the security interest in any Pledged Collateral of Pledgor.

SECTION 2.03.    Representations and Warranties.  The Pledgor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, as of the date hereof and as of the date that any additional Pledged Stock is acquired by the Pledgor, that:

(a)        the Pledged Stock has been duly and validly authorized and issued and is fully paid and non-assessable;

(b)        the Pledgor is the owner of, and has good title to, the Pledged Stock listed on Schedule I (as such Schedule may be updated from time to time) owned by the Pledgor, free of any and all Liens except Permitted Liens;

(c)        other than as set forth in the Indenture or this Agreement or the schedules thereto or hereto, and except for restrictions and limitations imposed by the Notes Documents or securities laws generally or otherwise not prohibited by the Notes Documents then in effect, the Pledged Stock is and will continue to be freely transferable and assignable to the Collateral Agent, and none of the Pledged Stock is or will be subject to any option, right of first refusal, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that would prohibit, impair, delay or otherwise affect the pledge of the Pledged Collateral hereunder, the Disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(d)        the Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(e)        other than as set forth in the Indenture or this Agreement or the schedules thereto or hereto or in the other Notes Documents, as of the Closing Date, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(f)        by virtue of the execution and delivery by the Pledgor of this Agreement, when the Pledged Securities are delivered to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement, and a Uniform Commercial Code financing statement naming the Collateral Agent as the secured party and covering the Pledged Collateral is filed in the appropriate filing office, the Collateral Agent will obtain, for the benefit of the Secured Parties, a valid, perfected and enforceable security interest in such Pledged Collateral, subject only to Permitted Liens, as security for the payment of the Obligations, to the extent such perfection is governed by the Uniform Commercial Code.

SECTION 2.04.    Covenants.  The Pledgor covenants and agrees with the Collateral Agent and the Secured Parties, that, from and after the date of this Agreement until the date of its termination pursuant to Section 5.15:

(a)        The Pledgor agrees to furnish to the Collateral Agent prompt written notice of any change in (i) its organization name, (ii) its identity or type of organization, or (iii) its jurisdiction of organization. The Pledgor agrees not to effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code in order for the Collateral Agent to continue at all times following such change to have a valid and perfected security interest in all the Pledged Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.

(b)        Subject to the rights of the Pledgor under the Notes Documents to Dispose of Pledged Collateral, the Pledgor shall, at its own expense, use commercially reasonable efforts to defend its title to the Pledged Collateral against all persons and to defend the security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Pledged Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c)        The Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be reasonably necessary or advisable from time to time to better assure, preserve, protect and perfect the Collateral Agent’s security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the security interest and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 2.05.    Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right but not the obligation (in its sole and absolute discretion) to hold the Pledged Securities in the name of the Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing and the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent).  Following the occurrence and during the continuance of an Event of Default and after the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder, the Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Pledgor.  If an Event of Default shall have occurred and be continuing and the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger share amounts for any purpose consistent with this Agreement.  The Pledgor shall use its commercially reasonable efforts to cause MYT Holdco to comply with a request by the Collateral Agent, pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of MYT Holdco for certificates of smaller or larger share amounts.

SECTION 2.06.    Financing Statements  The Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Pledged Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) if required, whether the Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor to the extent required and (ii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Pledged Collateral.  Notwithstanding the foregoing, the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or the security interest in the Pledged Collateral.

SECTION 2.07.    Control. MYT Holdco hereby agrees, upon written direction from the Collateral Agent and without further consent from the Pledgor, (a) to comply with all instructions and directions of any kind originated by the Collateral Agent concerning the Pledged Collateral, to liquidate or otherwise dispose of the Pledged Collateral as and to the extent directed by the Collateral Agent and to pay over to the Collateral Agent all proceeds without any set-off or deduction and (b) except as otherwise directed by the Collateral Agent, not to comply with the instructions or directions of any kind originated by the Pledgor or any other Person.  Notwithstanding anything to the contrary set forth herein, the Collateral Agent agrees that it shall not give any directions pursuant to this Section 2.07 unless and until an Event of Default shall have occurred and be continuing and after the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder.

SECTION 2.08.    Voting Rights; Dividends and Interest, Etc.

(a)        Unless and until an Event of Default shall have occurred and be continuing and after the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder:

(i)        The Pledgor shall be entitled to exercise any and all voting or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, any valid, enforceable provisions of the Amended and Restated Certificate of Incorporation of MYT Holding (the “Charter”) and the other Notes Documents; provided that, except as not prohibited by the valid, enforceable provisions of the Charter, any of the Indentures and any other Notes Documents, such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of the Collateral Agent or any other Secured Party under this Agreement or the ability of the Secured Parties to exercise the same.

(ii)        The Collateral Agent shall promptly execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request in writing for the purpose of enabling the Pledgor to exercise the voting or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)        The Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of this Agreement, the Indenture and any other Notes Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock, whether resulting from a subdivision, combination or reclassification of the outstanding Common Stock, received in exchange for Pledged Stock or any part thereof, or in redemption thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which MYT Holdco may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, shall be promptly delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed to the Collateral Agent).

(b)        Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder, the Pledgor to receive dividends, interest, principal or other distributions with respect to the Pledged Securities that the Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.08 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to receive and retain such amounts.  All dividends, interest, principal or other distributions received by the Pledgor contrary to the provisions of this Section 2.08 shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed to the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.  After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.08 and that remain in such account.

(c)        Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder, all rights of the Pledgor to exercise the voting or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.08, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.08, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default and after the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder to permit the Pledgor to exercise such rights.  After all Events of Default have been cured or waived, all rights of the Pledgor to exercise the voting and/or other consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.08 shall continue and all such rights shall no longer be vested in the Collateral Agent for the benefit of the Secured Parties, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.08 shall be reinstated.

SECTION 2.09.    Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

ARTICLE III

MYT Group Covenants

SECTION 3.01.    Distributions Upon Realization of Value. If MYT Holdco receives any distributions on account of the equity of the MYT Holdco or proceeds from a MYT Secondary Sale, MYT Holdco shall promptly pay or distribute such proceeds (net of any taxes payable by MYT Holdco) in the following order of priority, in each case, until the satisfaction and discharge in full of the Notes Obligations:

(a)           first, until the earliest to occur of (i) a MYT Deposit Event, (ii) the provision of MYT Alternate Security or (iii) the satisfaction and discharge in full of the Second Lien Notes Obligations, into the MYT Account, up to an amount equal to $200.0 million; provided, that, upon the earlier to occur of (i) the satisfaction and discharge in full of the Second Lien Notes Obligations and (ii) provision of MYT Alternate Security, any amounts in the MYT Account shall be released and distributed in accordance with clauses (b), (c) and (d) below,

(b)                                 second, to the holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock held by each such holder at a redemption price not to exceed an amount in respect of each share of Series A Preferred Stock equal to (i) $1.00, adjusted as appropriate in the event of any stock dividend, stock split, stock distribution, recapitalization, combination or similar event with respect to shares of Series A Preferred Stock, plus (ii) all accumulated and unpaid dividends (whether or not declared, and including all such dividends that have compounded) thereon, including Default Returns, through but not including, the date of payment (such amount in respect of each share of Series A Preferred Stock, the “Liquidation Preference” and such amount in the aggregate, the “Aggregate Liquidation Preference”); provided, that, if the amount distributed in respect of any share of Series A Preferred Stock, together with all prior amounts distributed in respect of such share pursuant to this clause (b), equals the Liquidation Preference in respect of such share, MYT Holdco shall redeem, and as a condition to receipt of such amount the holder of such share of Series A Preferred Stock shall surrender, such share of Series A Preferred Stock to MYT Holdco for cancellation, in each case in accordance with the procedures set forth in Article III of the Certificate of Designation of the Series A Preferred Stock,

(c)                                  third, pursuant to and in accordance with the Certificate of Designation of the Series B Preferred Stock, to the holders of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock held by each such holder, in an amount not to exceed the Aggregate Liquidation Preference received by the holders of Series A Preferred Stock in the foregoing clause (b) (excluding any Default Returns); provided, if the amount distributed in respect of any share of Series B Preferred Stock, together with all prior amounts distributed in respect of such share pursuant to this clause (c), equals the Liquidation Preference (excluding any Default Returns) in respect of such share, MYT Holdco shall redeem, and as a condition to receipt of such amount the holder of such share of Series B Preferred Stock shall surrender, such share of Series B Preferred Stock to MYT Holdco for cancellation, in each case in accordance with the procedures set forth in Article III of the Certificate of Designation of the Series B Preferred Stock, and

(d)                                 fourth, (i) 50% of any remaining distributions to the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder and (ii) 50% of any remaining distributions to the Issuer, which shall be in the form of a contribution as common equity and used by the Issuer to redeem the Notes at par pursuant to the Indentures.

SECTION 3.02.    MYT Secondary Sales. If Pledgor, directly or indirectly, receives any distributions on account of the equity of the MYT Holdco or proceeds from any MYT Secondary Sale (for the avoidance of doubt, other than a result of distributions of proceeds from MYT Holdco described in Section 3.01(c) or 3.01(d) above), it shall promptly pay or contribute such proceeds to MYT Holdco and, thereafter, MYT Holdco shall distribute such proceeds (net of any taxes payable by Pledgor) in the relative amounts and priorities set forth in Section 3.01 (after taking into account any proceeds previously distributed pursuant to Section

3.01). No MYT Secondary Sale may be effected unless the applicable equityholder(s) shall cause the purchaser(s) to fund the proceeds of such MYT Secondary Sale directly or indirectly (if such proceeds are thereafter distributed or contributed to MYT Holdco, as applicable) to MYT Holdco for distribution in the manner set forth in Section 3.01.

SECTION 3.03.    Restrictive Covenants.  Until the earliest to occur of (i) the payment in full of the principal of and interest on the Notes and all fees and all other expenses or amounts payable under the Notes Documents (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (ii) any transaction or series of transactions (a) that results in the sale or transfer of 100% of the operating business of the MYT Entities, in each case, to an Independent Third Party, (b) the proceeds of which are applied in accordance with the terms of Section 3.01 of this Agreement; provided that the provisions of this Section 3.03 shall survive following any such transaction or series of transactions until all proceeds that are received or receivable in connection therewith are applied in accordance with the terms of Section 3.01 of this Agreement and (c) after giving effect to which the Company, MYT Parent and the Sponsors (including any portfolio company thereof) retain no direct or indirect interest (economic or otherwise) in any of the MYT Operating Entities or assets (or the operating business of any of the MYT Entities immediately prior to such transaction), whether in the form of debt, equity, warrants, exchangeable or convertible securities, derivatives, phantom units, tracking stock, earn-outs, purchase price adjustments, other contractual rights or other instruments (clause (i) or (ii), the “Termination Date”):

(1)                                 Limitation on Restricted Payments.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise):declare or pay any dividend or make any payment or distribution on account of the MYT Guarantor Entities’ or any of their Subsidiaries’ Equity Interests (other than a dividend or other payment or distribution payable to the MYT Guarantor Entities or their Subsidiaries), including any payment made in connection with any merger, consolidation, liquidation or dissolution involving any of the MYT Guarantor Entities (other than dividends or distributions by MYT Holdco payable solely in MYT Holdco Common Stock); or

(b)                                 purchase, redeem, defease or otherwise acquire or retire for value any of the MYT Guarantor Entities’ or any of their Subsidiaries’ equity interests including any purchase, redemption, defeasance or acquisition for value made, in connection with any merger, consolidation, liquidation or dissolution involving any of the MYT Guarantor Entities or their Subsidiaries.

Nothing contained in this Section 3.03(1) shall prohibit (x) the transactions described in Sections 3.01 and 3.02, (y) the Affiliate Transactions permitted under Section 3.03(7) and (z) the MYT Reorganization.

(2)                                 Limitation on Incurrence of Indebtedness.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), Incur any Indebtedness (including Acquired

Indebtedness) for borrowed money or any guarantee or other credit support for Indebtedness for borrowed money; provided, however, that the foregoing limitation will not apply to the following:

(a)                                 the Incurrence by MYT Operating Entities of revolving (not term) indebtedness under the existing revolving credit facility of one or more of the MYT Operating Entities (as amended or refinanced from time to time, collectively, the “MYT RCF”) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), which shall be provided by one or more commercial banks to finance ordinary course working capital needs or capital expenditures and the Permitted Investments described in Section 3.03(8)(a), provided the aggregate principal amount of the Indebtedness under the MYT RCF shall not exceed the greater of (x) 40.0 million Euros and (y) the MYT RCF Revenue Cap; and further provided that, the MYT Operating Entities may from time to time borrow under the MYT RCF to fund purchases of inventory pursuant to a Projected Purchase Order up to an amount so that the amount of the Indebtedness outstanding under the MYT RCF at any time does not exceed the Projected RCF Amount under the MYT RCF, notwithstanding that such borrowings would cause the amount outstanding under the MYT RCF to exceed the MYT RCF Revenue Cap, so long as (1) the MYT RCF permits such borrowings and (2) the Projected RCF Amount at the time of such Projected Purchase Order exceeded 40.0 million Euros; and

(b)                                 intercompany Indebtedness of MYT Holdco and its Subsidiaries existing on the Issue Date; provided that to the extent any such Indebtedness is owed by an MYT Guarantor Entity to another Person that is not an MYT Guarantor Entity, such Indebtedness shall be unsecured and shall be subordinated in right of payment to the Limited Guarantee; and

(c)                                  Indebtedness with respect to mortgage financings and purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the MYT Operating Entities and their Subsidiaries under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the MYT Operating Entities and their Subsidiaries, not to exceed $2.0 million; provided that such Indebtedness is incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness.

(3)                                 Limitation on Issuances of Equity Interests.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), (a) authorize, issue or increase the authorized amount of Equity Interests of MYT Holdco that rank senior to the Common Stock as to priority in distributions or liquidation preference, (b) to authorize, issue or increase the authorized amount of equity of any member of the MYT Group other than MYT Holdco (other than issuances of such equity to members of the MYT Group) or (c) amend or reclassify any equity of MYT Holdco into any of the foregoing equity described in clauses (a) and (b).

(4)                                 Limitation on Reorganizations. MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), take any action, including forming a Subsidiary, recapitalization or reorganization, that results in any Person existing between MYT Holdco and NMG Germany GmbH (other than entities that are wholly owned Subsidiaries of MYT Holdco). Notwithstanding the foregoing, MYT Holdco shall be permitted to reorganize the ownership structure of MYT Holdco and its Subsidiaries to eliminate Mariposa Luxembourg I S.à r.l. and Mariposa Luxembourg II S.à r.l. on or prior to September 30, 2019 (the “MYT Reorganization”); provided that all equity pledges and guarantees by the MYT Guarantor Entities shall remain or be assumed by operation of law or otherwise in connection with such restructuring and without the creation of any additional tax liabilities at the time of the restructuring to the holders of the Notes.

(5)                                 Limitation on Liquidations.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), liquidate, dissolve or wind-up, or voluntarily petition for bankruptcy or fail to defend involuntary acts of bankruptcy, subject (in the case of any entities organized under the laws of Germany) to duties under applicable German law.  Notwithstanding the foregoing, MYT Holdco and its Subsidiaries shall be permitted to directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise), liquidate, dissolve or wind-up, or voluntarily petition for bankruptcy or fail to defend involuntary acts of bankruptcy Mariposa Luxembourg I S.à r.l. and Mariposa Luxembourg II S.à r.l. in connection with the MYT Reorganization.

(6)                                 Limitation on Liens.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) create, Incur or suffer to exist any Lien on any asset or property of any of the MYT Guarantor Entities or any of their Subsidiaries to secure Indebtedness for borrowed money or on any guarantee thereof, except:

(a)                                 Liens on the assets of the borrowers and guarantors under the MYT RCF, securing their obligations under the MYT RCF;

(b)                                 Liens existing or Incurred on the Issue Date and any refinancing or replacements thereof; provided that such refinancings or replacements of such original Liens shall not extend to any assets other than the assets subject to the original Lien (and proceeds and products thereof and improvements thereon);

(c)                                  Liens on vehicles, equipment or personal property of the MYT Operating Entities and their Subsidiaries granted in the ordinary course of business;

(d)                                 Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(e)                                  Liens on the collateral securing Indebtedness permitted to be incurred as secured Indebtedness pursuant to Section 3.03(2).

(7)                                 Limitation on Transactions with Affiliates.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan (including intercompany loans), advance or guarantee with, or for the benefit of, Neiman Marcus Group, Inc. or any Affiliates of Neiman Marcus Group, Inc., or any other Affiliates of MYT Holdco (other than the members of the MYT Group) and the MYT Group (each of the foregoing, an “Affiliate Transaction”), except for any reasonable, customary and arm’s length payments to or arrangements relating to the allocation of shared expenses (if any) between MYT Holdco, the MYT Group and Neiman Marcus Group, Inc. and their respective Affiliates (other than the members of the MYT Group).

(8)                                 Limitation on Investments.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) make any Investment in any Person after the Issue Date, other than (collectively, “Permitted Investments”):

(a)                                 Investments made using common equity or the cash proceeds (net of offering expenses, discounts and commissions) of common equity of MYT Holdco (it being understood that an amount of cash proceeds of such common equity may be used to temporarily reduce the outstanding amount under the MYT RCF, and such amount may be borrowed under the MYT RCF to fund such Investments);

(b)                                 Investments in members of MYT Group and its wholly-owned Subsidiaries;

(c)                                  Investments by the MYT Operating Entities and their Subsidiaries in accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received by the MYT Operating Entities and their Subsidiaries in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(d)                                 intercompany loans among the Subsidiaries of MYT Holdco;

(e)                                  guarantees of operating leases or of other obligations that do not constitute Indebtedness, in each case, entered into by the MYT Operating Entities and their Subsidiaries in the ordinary course of business;

(f)                                   purchases or acquisitions by the MYT Operating Entities and their Subsidiaries of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or intellectual property in each case in the ordinary course of business;

(g)                                  Investments arising out of the receipt of non-cash consideration in connection with any Qualified MYT Asset Sales;

(h)                                 non-cash Investments made in order to complete the MYT Reorganization; and

(i)                                     Investments not to exceed $10.0 million after the Issue Date.

MYT Holdco shall not, and shall not permit any member of the MYT Group to, directly or indirectly, use any Permitted Investments (or proceeds thereof) (i) to provide assets to an entity that Incurs Indebtedness or issues Equity Interests, which Indebtedness, Equity Interests or proceeds thereof (as the case may be) are used to refinance any Indebtedness of MYT Holdco or any member of the MYT Group or (ii) to make the payments restricted by Section 3.03(1).

(9)                                 Limitation on Business Activities.  MYT Holdco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly (whether by merger, consolidation, amendment, recapitalization or otherwise) engage in any business or business activity other than that currently conducted by the MYT Group and any similar, corollary, related, ancillary, incidental or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto. Notwithstanding the foregoing, the MYT Group will not acquire any securities or other interests in the Neiman Marcus Group, Inc. or its Affiliates (other than members of the MYT Group).

(10)                          Non-Circumvention.  MYT Holdco shall not by any voluntary action directly or indirectly through any subsidiary, including amending its governing documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid the observance or performance of any of covenants set forth under this Section 3.03.  The business of the MYT Group shall be conducted, directly or indirectly, through MYT Holdco.

(11)                          Assumption of Obligations.  In the event of any sale, conveyance, exchange or transfer of all or substantially all of MYT Holdco’s property or assets or the consolidation, merger or amalgamation of MYT Holdco with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into MYT Holdco, the successor or acquiring Person (if other than MYT Holdco) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this

Agreement to be performed and observed by MYT Holdco and all of the obligations and liabilities under this Agreement, mutatis mutandis.

(12)                          Information Rights.

(a)                                 MYT Holdco shall deliver to the Trustees:

(i)      by the earlier of (A) ninety (90) days after the end of each fiscal year of NM Group (or such longer period as may be provided by the SEC if NM Group were then subject to SEC reporting requirements as a non-accelerated filer) and (B) the date NM Group discloses to holders of its secured notes earnings information with respect to the corresponding fiscal year, the audited annual financial statements of the MYT Operating Entities for the most recently ended fiscal year of the MYT Operating Entities (which currently ends prior to the corresponding fiscal year of NM Group), prepared in accordance with German GAAP, together with a qualitative or quantitative explanation of the material applicable differences between German GAAP and GAAP;

(ii)     by the earlier of (A) forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of NM Group (or such longer period as may be provided by the SEC if NM Group were then subject to SEC reporting requirements as a non-accelerated filer) and (B) the date NM Group discloses to holders of its secured notes earnings information with respect to the corresponding fiscal quarter, unaudited quarterly financial statements of the MYT Operating Entities for the fiscal quarter most recently ended of the MYT Operating Entities (which currently ends prior to the corresponding fiscal quarter of NM Group) and, commencing with the MYT Operating Entities’ “fiscal quarter ending in March 2020, the corresponding fiscal quarter of the prior fiscal year, prepared in accordance with German GAAP, together with a qualitative or quantitative explanation of the material applicable differences between German GAAP and GAAP;

(iii)    with each set of consolidated financial statements referred to in clauses (ii) and (iii) of this Section 3.03(12)(a) above, a narrative discussion of the key financial information of the MYT Operating Entities consistent with those customarily provided with earnings press releases; and

(iv)    within the time period specified for filing current reports on Form 8-K by the SEC as if such items were reportable on a Form 8-K, notice of any (a) issuances of equity interests (including any debt security that is convertible into, or exchangeable for, capital stock of MYT Holdco) by MYT Holdco that are junior to the Series A Preferred Stock, (b) issuances of Indebtedness other than in the ordinary course of business pursuant to the exceptions set forth in Section 3.03(2) above and (c) Permitted Investments.

(b)                                 Notwithstanding the foregoing, the obligations in this Section 3.03(12) may be satisfied with respect to financial information of the MYT Operating Entities by furnishing the applicable financial statements of MYT Holdco or any Subsidiary thereof that is the direct or indirect parent of NMG Germany GmbH; provided that such information is accompanied by consolidating information that explains in reasonable detail the material differences between the information relating to such parent, on the one hand, and the information relating to the MYT Operating Entities on a stand-alone basis, on the other hand; and provided further that such direct or indirect parent of NMG Germany GmbH shall not conduct, transact or otherwise engage in any business or operations other than relating to its direct or indirect ownership of all of the Equity Interests in, and management of, NMG Germany GmbH.

(c)                                  MYT Holdco shall promptly furnish any information reasonably requested by holders or beneficial holders of at least 5% of the  outstanding Notes to confirm that MYT Holdco and its subsidiaries are in compliance with the covenants set forth under this Section 3.03.

(d)                                 Documents required to be delivered pursuant to this Section 4.06(12) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date  on which (i) (x) such documents become available on the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) website or (y) NMG Germany GmbH (or any direct or indirect parent of NMG Germany GmbH) posts such documents, or provides a link thereto on its website; or (ii) such documents are posted on NMG Germany GmbH’s behalf on IntraLinks/IntraAgency or another similar non-public, password protected datasite.  Notwithstanding the foregoing, no Trustee shall have any obligation to monitor or confirm, on a continuing basis or otherwise, whether MYT Holdco or NMG German GmbH (or any direct or indirect parent of NMG German GmbH) posts such reports, information and documents on any website or the SEC’s EDGAR service, or to collect any such information from MYT Holdco or NMG German GmbH (or any direct or indirect parent of NMG German GmbH) website or the SEC’s EDGAR service.

(e)                                  Any Person seeking access to such datasite will be required to represent to and agree with the MYT Operating Entities and any such parent (and by accepting such financial information, such Person will be deemed to have so represented and agreed with the MYT Operating Entities and such parent) to the good faith satisfaction of the MYT Operating Entities or such parent that:

(i)      it is a holder of a Note or a bona fide prospective investor in the Notes;

(ii)     if it is a prospective purchaser of the Notes, it is (a) a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act), (b) a “non U.S. Person” (as defined in Regulation S under the Securities Act) or (c) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act;

(iii)    it will not use the information in violation of applicable securities laws or regulations;

(iv)    it will not communicate the information to any Person and will keep the information confidential;

(v)     it will use such information only in connection with evaluating, monitoring or disposing of an investment in the Notes; and

(vi)    it will not use such information in any manner intended to compete with the business of the MYT Operating Entities.

(f)                                   Delivery of reports, information and documents to any Trustee is for informational purposes only and its receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including MYT Holdco’s, NMG German GmbH’s (or any direct or indirect parent of NMG German GmbH’s) or any other Person’s compliance with any of its covenants under this Agreement or the Notes.  No Trustee shall have any liability or responsibility for the content, filing or timeliness of any report, information or document delivered or filed under or in connection with this Agreement.

SECTION 3.04.    Additional Restrictions. MYT Holdco and MYT Parent shall not (and shall not permit their Subsidiaries to) take any action that causes, directly or indirectly (including by amendment, modification, recapitalization, reclassification, reincorporation, redomiciling, share exchange, merger, consolidation, liquidation, dissolution or otherwise):

(a)                                 the amount that is required to be paid or distributed by MYT Holdco in the manner described in Section 3.01(a) to exceed $200.0 million;

(b)                                 the amount that is required to be paid or distributed by MYT Holdco in the manner described in Section 3.01(b) above, to exceed such amount required to be paid or distributed by MYT Holdco pursuant to the Certificate of Designation of the Series A Preferred Stock in effect on the Issue Date;

(c)                                  the amount that is required to be paid or distributed by MYT Holdco in the manner described in Section 3.01(c) above, to exceed such amount required to be paid by MYT Holdco pursuant to the Certificate of Designation of the Series B Preferred Stock in effect on the Issue Date; or

(d)                                 the Certificate of Incorporation of MYT Holdco, the Certificate of Designation of the Series A Preferred Stock or the Certificate of Designation of the Series B Preferred Stock to be amended, altered or otherwise modified in a manner materially adverse to the holders of the Common Stock or the Notes.

ARTICLE IV

Remedies

SECTION 4.01.    Remedies Upon Default.  In accordance with, and to the extent consistent with, the terms of any applicable Intercreditor Agreement and applicable

Requirements of Law, the Collateral Agent may take any action specified in this Section 4.01.  If an Event of Default shall occur and be continuing and the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or applicable law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer, or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise Dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  To the extent prior notice is required under applicable law, the Collateral Agent shall give the Pledgor 10 Business Days’ written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any Disposition of Pledged Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale, in the case of a private sale, shall state the time after which the sale is to be made and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Pledged Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given.  The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

SECTION 4.02.    Application of Proceeds.  The Collateral Agent shall, subject to any applicable Intercreditor Agreement, promptly apply the proceeds, moneys or balances of any collection or sale of Pledged Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, as well as any Pledged Collateral consisting of cash at any time when remedies are being exercised hereunder, as follows:

FIRST, to the payment of all out-of-pocket costs and expenses incurred by the Collateral Agent and each Trustee in connection with such collection or sale or otherwise in connection with this Agreement or any other Notes Document, any of the Obligations, including all court costs and the fees and expenses of their respective agents and legal counsel, the repayment of all advances made by the Collateral Agent and each Trustee hereunder or under any other Notes Document on behalf of the Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Notes Document, and other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent and each Trustee under any Notes Document in its capacity as such;

SECOND, to the payment in full of the Obligations secured by such Pledged Collateral on a pro rata basis, with the portion thereof distributed to the Secured Parties to be further distributed in accordance with the order of priority set forth in Section 6.10 of each Indenture (or in accordance with such other method of distribution as may be set forth in any applicable Intercreditor Agreement); and

THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon the request of the Collateral Agent prior to any distribution under this Section 4.02, each Secured Party shall provide to the Collateral Agent certificates setting forth the respective amounts referred to in this Section 4.02 that each applicable Secured Party believes it is entitled to receive, and the Collateral Agent shall be fully entitled to rely on such certificates.  Upon any sale of Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03.    Securities Act, Etc.  In view of the position of the Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any Disposition of the Pledged Collateral permitted hereunder.  The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to Dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could Dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to Dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  The Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, subject to any applicable Intercreditor Agreement, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, subject to any applicable Intercreditor Agreement, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01.    Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.1 of the Indenture (whether or not then in effect), as such address may be changed by written notice to the Collateral Agent and the Pledgor.

SECTION 5.02.    Security Interest Absolute.  All rights of the Collateral Agent hereunder, the security interest in the Pledged Collateral and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Notes Document, any other agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Notes Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.03.    Limitation by Law.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirement of Law, and all the provisions of this Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Requirement of Law.

SECTION 5.04.    Binding Effect; Several Agreement.  This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement or the Indenture.  This Agreement shall be construed as a separate agreement with respect to Pledgor and MYT Holdco and may be amended, modified, supplemented, waived or released with respect to Pledgor or MYT Holdco without the approval of the other and without affecting the obligations of the other hereunder.

SECTION 5.05.    Successors and Assigns.  Section 7.05 of the Third Lien Notes Collateral Agreement, dated as of the date hereof, among the grantors party thereto, the Collateral Agent, the 8.00% Third Lien Notes Trustee and the 8.750% Third Lien Notes Trustee shall apply to this Agreement mutatis mutandis, and any removal, resignation or replacement of the Collateral Agent thereunder shall be effective hereunder.

SECTION 5.06.    Collateral Agent’s Fees and Expenses; Concerning the Collateral Agent.

(a)           The parties hereto agree that the Collateral Agent will be entitled to reimbursement of its expenses incurred hereunder by Pledgor as provided in Section 7.6 of the Indenture and the provisions of Section 7.6 shall be incorporated by reference herein and apply to the Pledgor mutatis mutandis.

(b)           The Collateral Agent has been appointed pursuant to the Indentures.  The actions of the Collateral Agent hereunder are subject to the provisions of the Indentures (including the rights, benefits, privileges, protections, immunities and indemnities of the Collateral Agent, all of which are incorporated herein mutatis mutandis, as a part hereof) and the Intercreditor Agreements.  Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  Notwithstanding anything in this Agreement to the contrary and unless otherwise provided in the Intercreditor Agreements, the Collateral Agent shall act or refrain from acting with respect to any Pledge Collateral or any occasion requiring or permitting an approval, consent, discretion, waiver, election or other action on the part of the Collateral Agent only on the written instructions and at the written direction of the holders of a majority of the aggregate principal amount of the Obligations then outstanding.

SECTION 5.07.    Collateral Agent Appointed Attorney-in-Fact.  Subject to any applicable Intercreditor Agreement, the Pledgor hereby appoints the Collateral Agent the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and, upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder, taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, subject to any applicable Requirements of Law and any applicable Intercreditor Agreement, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent has given at least one (1) Business Day’s prior written notice to the Issuer of the Collateral Agent’s intention to exercise its right hereunder, with full power of substitution either in the Collateral Agent’s name or in the name of the Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (d) to sign the name of the Pledgor on any invoice or bill of lading relating to any of the Pledged Collateral; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; and (g) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence, bad faith or willful misconduct.

SECTION 5.08.    GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR OTHER CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH

AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 5.09.    Waivers; Amendment; Extension of Time.

(a)        No failure or delay by the Collateral Agent or any Secured Party in exercising any right, power or remedy hereunder or under any other Notes Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Collateral Agent (on behalf of any Secured Party) hereunder and under the other Notes Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the purchase of a Note shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any Secured Party may have had notice or knowledge of such Default or Event of Default at the time.  No notice or demand on the Pledgor in any case shall entitle any Note Party to any other or further notice or demand in similar or other circumstances.

(b)        Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor, subject to any consent required in accordance with the Indenture or as otherwise provided in any applicable Intercreditor Agreement. Notwithstanding the foregoing, any waiver, amendment or modification of (i) the provisions of the GCA that correspond to Section 3.01(a) and the related definitions thereto shall be automatically deemed effective as to such section or definition herein without additional action by the parties hereto; provided that in no event shall Section 3.01(a) be amended or modified to require the amount to be paid or distributed by MYT Holdco thereunder to exceed $200.0 million, (ii) the provisions of the Series A Certificate of Designation that correspond to Section 3.01(b) and the related definitions thereto shall be automatically deemed effective as to such section or definition herein without additional action by the parties hereto; provided that in no event shall Section 3.01(b) be amended or modified to require the amount to be paid or distributed by MYT Holdco thereunder to exceed the amount required to be paid to such holders pursuant to the Series A Certificate of Designation as in effect on the date hereof, and (iii) the provisions of the Series B Certificate of Designation that correspond to Section 3.01(c) and the related definitions thereto shall be automatically deemed effective as to such section or definition herein without additional action by the parties hereto; provided that in no event shall Section 3.01(c) be amended or modified to require the amount to be paid or distributed by MYT Holdco thereunder to exceed the amount required to be paid to such holders pursuant to the Series B Certificate of Designation as in effect on the date hereof; in each case, only to the extent such waiver, amendment or modification described in clause (i), (ii) or (iii) is not adverse in any material respect to the Secured Parties.

SECTION 5.10.    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTES DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.    Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.12.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04.  Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 5.13.    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.14.    Jurisdiction; Consent to Service of Process.

(a)        Subject to the final sentence of this clause (a), each of the parties hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party or any affiliate thereof in any way relating to this Agreement or any other Notes Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Notes Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Notes Document against the Pledgor or its properties in the courts of any jurisdiction.

(b)        Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Notes Document in any New York State or federal court of the United States of America sitting in New York County, and any appellate court from any thereof.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)        Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in this Agreement or any other Notes Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.15.    Termination or Release.

(a)        This Agreement and the pledges made herein and all other security interests granted hereby, shall automatically terminate and/or be released upon the occurrence of the Termination Date.

(b)        The security interest in the Pledged Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party, (i) upon any sale or other transfer by the Pledgor of any Pledged Collateral that is permitted under the Indentures or this Agreement, as applicable, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to Article IX of the Indenture, or (iii) as otherwise may be provided in any applicable Intercreditor Agreement.

(c)        In connection with any termination or release pursuant to this Section 5.15, the Collateral Agent shall execute and deliver to the Pledgor all documents that the Pledgor shall reasonably request in writing to evidence such termination or release (including Uniform Commercial Code termination statements), and will duly assign and transfer to the Pledgor, such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Collateral Agent.  In connection with any release pursuant to this Section 5.15, the Pledgor shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of Uniform Commercial Code termination statements.  Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer pursuant to this Section 5.15, the Collateral Agent shall promptly execute, deliver or acknowledge such instruments or releases to evidence the release of any Pledged Collateral permitted to be released pursuant to this Agreement.  The Pledgor agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

SECTION 5.16.    Subject to Any Applicable Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement are expressly subject to any applicable Intercreditor Agreement to the extent provided therein and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Pledged Collateral are subject to any applicable Intercreditor Agreement to the extent provided therein.  In the event of any conflict between the terms of any applicable Intercreditor Agreement and the terms of this Agreement, the terms of the applicable Intercreditor Agreement shall govern.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MYT PARENT CO.,
as the Pledgor

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President & Secretary

MYT HOLDING CO.

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Vice President & Secretary

[Signature Page to Pledge Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as 8.000% Third Lien Notes Trustee

By:	/s/ Hallie E. Field
	Name:	Hallie E. Field
	Title:	Vice President

[Signature Page to Pledge Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as 8.750% Third Lien Notes Trustee

By:	/s/ Hallie E. Field
	Name:	Hallie E. Field
	Title:	Vice President

[Signature Page to Pledge Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Hallie E. Field
	Name:	Hallie E. Field
	Title:	Vice President

[Signature Page to Pledge Agreement]

Schedule I

to the Pledge Agreement

DESCRIPTION OF PLEDGED STOCK

Pledgor	Issuer	Certificate No.	Percentage of Issued Common Stock
MYT Parent Co.	MYT Holding Co.	2	50%